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                                                                    Exhibit 11.4

                             WEBLINK WIRELESS, INC.
                    COMPUTATION OF PER SHARE EARNINGS (LOSS)

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
                                                             TWELVE MONTHS ENDED DECEMBER 31, 1999
                                                           -----------------------------------------
                                                             NUMBER         PERCENT       EQUIVALENT
                                                           OF SHARES      OUTSTANDING       SHARES
                                                           ---------      -----------       ------
COMMON STOCK
   From Founders' Stock                                    2,300,000       100.00%         2,300,000
   Stock Options Exercised                                 1,316,931        85.05%         1,120,066
   Preferred Stock Converted to Common Stock              15,310,943       100.00%        15,310,943
   1994 Common Stock Offerings                            11,242,857       100.00%        11,242,857
   1995 Common Stock Offerings                             4,323,874       100.00%         4,323,874
   1996 Common Stock Offering                              6,000,000       100.00%         6,000,000
   1999 Treasury Stock Transaction                            (6,588)       10.96%              (722)
   Employee Stock Purchase Plan Shares Issued                145,737        81.88%           119,333
   Warrants Exercised                                        130,513        63.75%            83,208
                                                        ------------                    ------------
                                                          40,764,267                      40,499,559

WEIGHTED AVERAGE SHARES OUTSTANDING                                                       40,499,559

NET LOSS                                                                                ($99,866,909)

NET LOSS PER SHARE                                                                            ($2.47)
                                                                                        ============
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